 Exhibit 10.7

November 24, 2009

Mr. Bob Baker, President
Snowdon Resources Corp.
Suite 1010 - 789 West Pender Street
Vancouver, B.C. V6C 1H2

RE:           CONTRACT FOR PUBLIC RELATIONS FOR SNOWDON

Vorticom Inc. will serve as public relations counsel for Snowdon Resources Corporation beginning December 1st 2009, cancelable by either party in writing with 30 days notice.   This agreement may be renewed and/or extended for an additional 12 months in the 12th month of this agreement.

Vorticom will handle the media relations activities well as additional activities agreed upon by Snowden and Vorticom.  Vorticom will place editorial opportunities for Snowdon in the media, work with ancillary marketing and investor relations partners and engage in other marketing communications activities, as outlined in our plan and discussed in ongoing briefings.

1.	250,000 shares of restricted common stock of SWDO issued at the start of the engagement.

2.	A cash fee of $4,000 per month.

3.	Media administration out of pocket (Media monitoring and live media database) fee of $500 monthly.

4.
All incidental expenditures, including travel and entertainment, will be subject to the approval of Snowdon management and Snowdon shall reimburse Vorticom within ten days of submitting to the company.  In addition, all expenses associated with the production of the research report, (stationery, printing and mailing costs) will be billed to Snowdon.

5.
Snowdon may request additional public relations services not covered in this agreement.  As such, Vorticom shall bill Snowdon on an hourly basis, plus expenses.  Terms and conditions of the request shall be covered under a separate agreement between Snowden and Vorticom.

Vorticom acknowledges that in performing its duties under this Agreement it may receive or be provided information relating to Snowdon and its affiliates, and their operations and products that is confidential, non-public and proprietary in nature (the “Information”).   Vorticom shall maintain confidentiality with respect to the existence, substance and content of the Information, and shall not disclose the Information to any third party (a) without the prior written consent of Snowden, or (b) except as may be necessary to comply with the requirements of any law, governmental order or regulation.  Vorticom may, however, disclose the Information to its officers, employees, advisers and agents who need to know the Information for the purposes of performing duties under this Agreement.  Vorticom agrees to use reasonable efforts to prevent the unauthorized use or disclosure of the Information and will join with and assist Snowden in connection with any legal proceedings with respect to any such unauthorized use or disclosure.

Vorticom acknowledges that Snowdon is a public company with securities trading in the public markets.  Vorticom will not, and Vorticom will advise its officers, directors, employees, contractors, and agents that they may not, purchase or sell securities issued by Snowdon or securities derivative from Snowden’s securities while in possession of material, non-public information about Snowden.

Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and be deemed to have been given and received on the day it was delivered.  Notices shall be addressed as follows:

Snowdon Resources Corporation
Attention:  __________
789 W. Pender, Suite 1010
Vancouver, B.C., V6C-1H2

Vorticom, Inc.
Attention:  Nancy Tamosaitis
207 East 57th Street, Suite 12A
New York, NY 10022

VORTICOM INC.                                                                                       SNOWDON RESOURCES

NAME: /s// NANCY TAMOSAITIS                                                              NAME:/s// ROBERT M. BAKER

TITLE: PRESIDENT                                                                       TITLE: PRESIDENT

SIGNATURE:                                                                                             SIGNATURE: R. M. BAKER

DATE:  NOVEMBER 24, 2009                                              DATE:November 25, 2009